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                                                                    Exhibit 12.1


                                      ISG Resources, Inc.
                 Statement re Computation of Ratio of Earnings to Fixed Charges
                                 (in thousands, except ratios)

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

                                                                                  Historical
                                          ---------------------------------------------------------------------------------------
                                             Six Months      2 1/2 Months    9 1/2 Months
                                               Ended            Ended           Ended
                                              June 30,       December 31,     October 31,            Year Ended December 31,
                                          ---------------                                    ------------------------------------
                                           1998     1997         1997              1997       1996       1995     1994     1993
                                          ------   ------   --------------  --------------   -------   -------   ------  --------
 Fixed Charges:
   Interest on debt                       $3,346   $2,222   $          628   $       4,160   $ 4,853   $ 4,081   $   17   $    --
   Amortization of debt issuance costs       128       --               --              --        --        --       --        --
   Interest portion of rental expense      1,034      935              420           1,448     2,045     2,016    1,616       692
                                          ------   ------   --------------  --------------    ------   -------   ------   -------
      Total fixed charges                 $4,508   $3,157   $        1,048   $       5,608   $ 6,898   $ 6,097   $1,633   $   692
                                          ------   ------   --------------   -------------   -------   -------   ------   -------
                                          ------   ------   --------------   -------------   -------   -------   ------   -------

Earnings:
   Pre-tax income (loss) from
     continuing operations                $2,045  $    46   $          517   $      (2,478) $(2,232)   $(2,541)  $6,873   $ 9,687
   Add back fixed charges                  4,508    3,157            1,048           5,608    6,898      6,097    1,633       692
                                          ------   ------   --------------   -------------  -------    -------   ------   -------
      Total earnings                      $6,553   $3,203   $        1,565   $       3,130  $ 4,666    $ 3,556   $8,506   $10,379
                                          ------   ------   --------------   -------------  -------    -------   ------   -------
                                          ------   ------   --------------   -------------  -------    -------   ------   -------

Ratio of Earnings to Fixed Charges          1.45     1.01             1.49            0.56     0.68       0.58     5.21     15.00
                                          ------   ------   --------------   -------------  -------   --------   ------   -------
                                          ------   ------   --------------   -------------  -------   --------   ------   -------

Deficit of Earnings to Fixed Charges      $   --   $   --   $           --   $       2,478  $ 2,232   $  2,541   $   --   $    --
                                          ------   ------   --------------   -------------  -------   --------   ------   -------
                                          ------   ------   --------------   -------------  -------   --------   ------   -------


                                                  Pro Forma
                                          -------------------------
                                          Six Months      Year
                                             Ended       Ended
                                           June 30,    December 31,
                                             1998          1997
                                          ----------   ------------


Fixed Charges:
   Interest on debt                       $    5,384   $     10,767
   Amortization of debt issuance costs           281            562
   Interest portion of rental expense          1,096          2,287
                                          ----------   ------------
      Total fixed charges                 $    6,761   $     13,616
                                          ----------   ------------
                                          ----------   ------------

Earnings:
   Pre-tax income (loss) from
     continuing operations                $     (201)  $       (872)
   Add back fixed charges                      6,761         13,616
                                          ----------   ------------
      Total earnings                      $    6,560   $     12,744
                                          ----------   ------------
                                          ----------   ------------

Ratio of Earnings to Fixed Charges              0.97           0.94
                                          ----------   ------------
                                          ----------   ------------

Deficit of Earnings to Fixed Charges      $      201   $        872
                                          ----------   ------------
                                          ----------   ------------
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